CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Bruce Brooks, Interface, Inc.
(404) 543-3530, bruce.brooks@interface.com

FOR IMMEDIATE RELEASE

INTERFACE ANNOUNCES EXPANSION OF CREDIT FACILITY,
PLANNED BOND REDEMPTION, SHARE REPURCHASE PROGRAM AND
PRELIMINARY THIRD QUARTER RESULTS

ATLANTA, Georgia, October 7, 2014 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced the consummation of an amendment of its existing syndicated facility agreement, effective October 3, 2014.  The amendment expands the aggregate borrowing availability for revolving loans under the credit facility from $200 million to $250 million, and provides new borrowing availability for a $200 million Term Loan A which may be used to repurchase or redeem, before December 31, 2014, the Company’s existing 7.625% Senior Notes due 2018 (the “Notes”).  The amendment also extends the maturity of the facility until October 3, 2019.  All other terms of the facility, including covenants, interest rates and fees, remain substantially unchanged from the existing facility agreement.

Planned Bond Redemption
The Company also announced its intention to redeem the currently outstanding $247.5 million aggregate principal amount of the Notes.  While the Company has not yet commenced the redemption, it expects to do so shortly and complete the redemption before the end of 2014.  The planned redemption is expected to require $266 million to $268 million, depending on the date of redemption, and to be funded through a combination of Term Loan A and revolving borrowings under the expanded credit facility, and cash on hand. It is estimated that the redemption would result in $12 million to $13 million in annualized interest savings, based on current interest rates.

Share Repurchase Plan
In furtherance of its capital allocation strategy, the Company also announced that its Board of Directors has authorized a program to repurchase up to 500,000 shares of common stock per fiscal year, commencing with the 2014 fiscal year.  It is anticipated that the share repurchase program will be funded through the Company's cash on hand.  Purchases made pursuant to the program will be made in either the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The program does not require the Company to repurchase any specific number or amount of shares and may be amended, suspended or discontinued at any time in the Company’s discretion and without notice.

INTERFACE ANNOUNCES EXPANSION OF CREDIT FACILITY, PLANNED BOND REDEMPTION,
SHARE REPURCHASE PROGRAM AND PRELIMINARY THIRD QUARTER RESULTS

Preliminary Third Quarter Results
The Company also announced preliminary results for the third quarter ended September 28, 2014.  Based on preliminary data, the Company expects third quarter revenue to be in the range of $250 million to $255 million, compared with $255 million in the third quarter last year.  In addition, the previously announced pre-tax restructuring charge in the third quarter of 2014 has been increased to an aggregate amount of $12.5 million.  The charge is now comprised of approximately $9.5 million of cash expenditures, primarily for severance expenses, and approximately $3.0 million of non-cash charges for the write-down of the carrying value of impaired assets.  This restructuring plan is anticipated to be substantially completed by the end of 2014, and is expected to yield annual cost savings of approximately $14 million beginning in fiscal year 2015.  Excluding the restructuring and asset impairment charge, third quarter net income is expected to be between $8 million and $9 million, or $0.12 to $0.14 per diluted share.  In the third quarter last year, net income was $15.0 million, or $0.23 per diluted share.  Including the restructuring and asset impairment charge, the third quarter of 2014 bottom line result is expected to be between a net loss of $0.7 million and net income of $0.3 million, or $(0.01) to $0.01 per diluted share.  Orders received during the third quarter of 2014 were $262 million, compared with $255 million in the third quarter last year, and backlog at the end of the third quarter was up $33 million (or 33%) compared with the beginning of the year.

“We’re pleased with the amendment to our syndicated credit agreement, which gives us the opportunity to refinance our existing debt at a substantially lower interest rate,” said Daniel T. Hendrix, Chairman and Chief Executive Officer of the Company.  “These arrangements also will allow us to improve our capital structure by repurchasing shares of our common stock and thereby enhancing our earnings per share.”

Mr. Hendrix continued, “Unfortunately, our preliminary results in the third quarter have not shaped up to our expectations, starting with lighter than expected revenues primarily due to customer deferrals of order delivery dates, disruptions in yarn supply and lower order intake levels at the beginning of the quarter.  These factors brought about lower manufacturing throughput and increased margin pressure, prompting us to look for deeper cost cutting as part of our restructuring efforts and resulting in a charge that is larger than our previously announced estimate.  Most of the restructuring activities are within the SG&A line item, and have a payback period of less than a year, so we are currently targeting 2015 SG&A expenses to be in the neighborhood of $250 million.  Our restructuring and refinancing plans, along with our healthy backlog, should put us in a much improved operating and capital structure going forward.”

Third Quarter Conference Call
Interface intends to release its definitive third quarter 2014 results on Wednesday, October 22, 2014, after the close of the market.  Interface will host a conference call the next day, Thursday, October 23, 2014, that will be simultaneously broadcast live over the Internet.  Detailed information regarding the third quarter conference call will be announced by the Company at a later date.

INTERFACE ANNOUNCES EXPANSION OF CREDIT FACILITY, PLANNED BOND REDEMPTION,
SHARE REPURCHASE PROGRAM AND PRELIMINARY THIRD QUARTER RESULTS

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  Without limitation, statements in this new release that are forward-looking include statements regarding the Company’s planned bond redemption, including the ultimate cost of any such redemption and the interest savings that may be achieved thereby, statements regarding any future share repurchases, statements regarding the completion of the restructuring plan and its anticipated cost savings, statements regarding the Company’s future SG&A expenses and other statements signified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “target” and similar expressions.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry, risks associated with the possible nonsatisfaction of the conditions to drawing on the expanded credit facility set forth in the related agreement as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company~~'s~~ Annual Report on Form 10-K for the fiscal year ended December 29, 2013, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” ~~“~~We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “The worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

INTERFACE ANNOUNCES EXPANSION OF CREDIT FACILITY, PLANNED BOND REDEMPTION,
SHARE REPURCHASE PROGRAM AND PRELIMINARY THIRD QUARTER RESULTS

Reconciliation of Non-GAAP Performance Measures to
GAAP Performance Measures
(In millions, except per share amounts)

Three Months Ended 09/28/14

Expected Net Income Excluding Restructuring and Asset Impairment Charge	$8.0 - $9.0
Expected Restructuring and Asset Impairment Charge (Net of Expected Tax of $3.8 million)	8.7
Expected Net Income, per GAAP	$(0.7) - $0.3

Three Months Ended 09/28/14

Expected Earnings per Share Excluding Restructuring and Asset Impairment Charge	$0.12 - $0.14
Expected Restructuring and Asset Impairment Charge (Net of Tax)	0.13
Expected Earnings per Share, per GAAP	$(0.01) - $0.01

The Company believes that the above non-GAAP expected performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s expected results in the current period and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP expected performance measures should be viewed in addition to, and not as an alternative for, the Company’s expected results under accounting principles generally accepted in the United States.  Expected tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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